UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

125 Sidney Street, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2006, Altus Pharmaceuticals Inc. entered into two Promissory Notes with Oxford Financial Corporation. The Promissory Notes are collateralized by certain capital assets of the Company.

Under the terms of Promissory Note Schedule 08, the Company received total cash proceeds of $671,660.87. Promissory Note Schedule 08, which bears interest at 10.34% per annum, will be repaid in 48 monthly installments of $16,998.47.

Under the terms of Promissory Note Schedule 09, the Company received total cash proceeds of $638,339.03. Promissory Note Schedule 09, which bears interest at 10.36% per annum, will be repaid in 36 monthly installments of $20,528.24.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Promissory Note Schedule No. 08 issued to Oxford Finance Corporation, dated December 29, 2006
10.2 Form of Promissory Note Schedule No. 09 issued to Oxford Finance Corporation, dated December 29, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

January 3, 2007	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Promissory Note Schedule No. 08 issued to Oxford Finance Corporation, dated as of December 29, 2006
10.2	Form of Promissory Note Schedule No. 09 issued to Oxford Finance Corporation, dated as of December 29, 2006